SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2002

SERACARE LIFE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

California	0-33045	33-0056054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, California	92056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 806-8922

N/A
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

SeraCare Life Sciences, Inc. announced today that it has set Wednesday, February 26, 2003 as the date for its annual meeting of shareholders and has set January 17, 2003 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting. The annual meeting will be held at the offices of Biomat USA, Inc., located at 1925 Century Park East, Suite 920, Los Angeles, California 90067.

Proposals of shareholders of SeraCare Life Sciences, Inc. intended to be presented at the annual meeting must be received in writing by SeraCare Life Sciences at its offices located at 1935 Avenida del Oro, Suite F, Oceanside, California 92056, by December 28, 2002 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any shareholder proposals must also comply with the applicable requirements of the federal securities laws. Shareholder proposals intended to be presented at the annual meeting but submitted outside the process of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e. a proposal which is not submitted for inclusion in SeraCare Life Sciences’ proxy statement) must be received by SeraCare Life Sciences at its principal executive offices by December 28, 2002 to be considered timely under SeraCare Life Sciences’ bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

By:	/S/ DENNIS MULROY
Dennis Mulroy Chief Financial Officer

Date: December 17, 2002